UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2008 (June 10, 2008)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (301) 987-1700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 10, 2008, Ore Pharmaceuticals Inc. (the “Company”) received notification from the NASDAQ Stock Market (“NASDAQ”) that the Company had regained compliance with Marketplace Rule 4450(a)(5) and that NASDAQ now considers the matter closed.

Previously, as disclosed in a Current Report on Form 8-K dated December 20, 2007, NASDAQ notified Ore Pharmaceuticals Inc. that the bid price of the Company’s publicly held shares had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Market and the Company would have six months to regain compliance or be delisted. The increase in closing bid price necessary to regain compliance was achieved through a one-for-five reverse stock split of the Company’s common stock that became effective in late May 2008.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	June 12, 2008	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 11, 2008